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                                                         EXHIBIT 3(a)(iii)(B)(1)


                  FIRST AMENDMENT TO PARTICIPATION AGREEMENT


     This First Amendment to Participation Agreement ("Amendment"), made and entered into as of the 1st day of November, 2000, amends the Participation Agreement ("Agreement") made and entered into as of the 12th day of July, 1999, by and among American General Life Insurance Company, a Texas life insurance company ("AGL") (on behalf of itself and its "Separate Account," defined below), American General Securities Incorporated, a Texas corporation ("AGSI"), the principal underwriter with respect to the Contracts referred to below, WM Variable Trust, a Massachusetts business trust (the "Trust"), and WM Funds Distributor, Inc., a Washington corporation (the "Distributor"), the Trust's principal underwriter (collectively, the "Parties"). All capitalized terms not otherwise defined in this Amendment shall have the same meaning as described in the Agreement.

     WITNESSETH THAT:

     WHEREAS, American General Distributors, Inc. ("AGDI") is a Delaware corporation and is registered as a broker-dealer under the 1934 Act and under any appropriate regulatory requirements of state law, and is a member in good standing of the NASD, and is an affiliate of AGL and AGSI;

     WHEREAS, AGL and AGSI desire that AGDI replace AGSI as a party to the Agreement;
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     WHEREAS, pursuant to Section 8 of the Agreement, any Party may assign the
Agreement, but only with the written consent of each other Party;

     NOW, THEREFORE, in consideration of the mutual benefits and promises contained herein, the Parties hereto agree as follows:

     1. Effective as of the date of this Amendment, AGSI assigns the Agreement and all of AGSI's rights, duties and obligations to AGDI and the Parties each, hereby, give consent to such assignment. AGDI accepts such assignment.

     2.   AGL hereby appoints AGDI the principal underwriter of the Contracts.

     3. Effective as of the date of this Amendment, AGDI will replace AGSI as a party to the Agreement and all of the rights, duties and obligations of AGSI shall, as of the same date, inure to AGDI.

     4. Except as amended herein, the Agreement is hereby ratified and confirmed in all respects.

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     IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers signing below.

                              AMERICAN GENERAL LIFE INSURANCE COMPANY


                              By: /s/ PAUL MISTRETTA
                                  ----------------------------------------
                              Title:  Executive Vice President


                              AMERICAN GENERAL SECURITIES INCORPORATED


                              By: /s/ F. PAUL KOVACH
                                  ----------------------------------------
                              Title:  President


                              AMERICAN GENERAL DISTRIBUTORS, INC.


                              By: /s/ KEITH ROBERTS
                                  ----------------------------------------
                              Title:  Vice President - Operations


                              WM VARIABLE TRUST


                              By: /s/ MONTE D. CALVIN
                                  ----------------------------------------
                              Title:  1/st/ Vice President



                              WM FUNDS DISTRIBUTOR, INC.


                              By: /s/ SANDRA CAVANAUGH
                                  ---------------------------------------
                              Title:  1/st/ Vice President

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